Exhibit 77C

ADDITIONAL INFORMATION

Shareholder Meetings

At a special shareholders? meeting held on May 27, 2010, shareholders of Loomis Sayles Funds II voted for the following proposals:

1.Election of Trustees for Loomis Sayles Funds II:

Nominee
Voted FOR:
Kenneth A. Drucker
1,717,408,736
Wendell J. Knox
1,717,302,502
Erik R. Sirri
1,717,226,576
Peter J. Smail
1,717,449,661

Nominee
Withheld:
Kenneth A. Drucker
24,631,425
Wendell J. Knox
24,737,659
Erik R. Sirri
24,813,585
Peter J. Smail
24,590,500

Nominee
Total Votes:
Kenneth A. Drucker
1,742,040,161
Wendell J. Knox
1,742,040,161
Erik R. Sirri
1,742,040,161
Peter J. Smail
1,742,040,161


In addition to the trustees named above, the following also serve as trustees of the Trust:
Graham T. Allison, Jr., Edward A. Benjamin, Daniel M. Cain,
Sandra O. Moose, Cynthia
L. Walker, Robert J. Blanding and John T. Hailer.